PRDO ANNOUNCES 3Q25 AND YEAR TO DATE RESULTS …PG 1

Exhibit 99.1

PERDOCEO EDUCATION CORPORATION REPORTS THIRD QUARTER AND

YEAR TO DATE 2025 RESULTS

Schaumburg, IL. (November 4, 2025) – Perdoceo Education Corporation (NASDAQ: PRDO), a provider of postsecondary education programs, today reported operating and financial results for the quarter and year to date ended September 30, 2025.

"Operating performance across our academic institutions was ahead of our expectations, supported by strong levels of prospective student interest for our programs, and sustained levels of high student retention and engagement,” said Todd Nelson, President and Chief Executive Officer. “We continued to invest in academics, student technology and student support processes that we believe will further enhance academic outcomes and student experiences. Finally, in line with our overall capital allocation strategy, we returned $30.3 million of capital during the quarter in the form of share repurchases and dividend payments, reflecting confidence in our long-term strategy and the strength of the balance sheet."

Third Quarter 2025 Results as Compared to Prior Year Quarter

•
Total student enrollments at September 30, 2025 increased by 15.1%.
•
Revenue increased 24.8% to $211.9 million compared to $169.8 million in the prior year quarter.
•
Operating income increased 13.8% to $51.0 million, while adjusted operating income increased 27.4% to $61.0 million.*
•
Earnings per diluted share was $0.60 as compared to $0.57, while adjusted earnings per diluted share was $0.65 as compared to $0.59.*
•
Ended the quarter with $668.6 million in cash, cash equivalents, restricted cash and available-for-sale short-term investments.

Year to Date 2025 Results as Compared to Prior Year to Date

•
Revenue increased 25.7% to $634.5 million compared to $504.8 million in the prior year to date.
•
Operating income increased 12.4% to $154.1 million, while adjusted operating income increased 27.2% to $186.1 million.*
•
Earnings per diluted share was $1.87 as compared to $1.73, while adjusted earnings per diluted share was $2.02 as compared to $1.77.*

*See GAAP (U.S. generally accepted accounting principles) to non-GAAP reconciliation attached to this press release.

PRDO ANNOUNCES 3Q25 AND YEAR TO DATE RESULTS …PG 2

TOTAL STUDENT ENROLLMENTS

•
As of September 30, 2025, total student enrollments were 46,520, an increase of 15.1% as compared to 40,400 total student enrollments as of September 30, 2024.

	As of September 30,
Total Student Enrollments	2025	2024	% Change
CTU (1)	32,000	30,000	6.7%
AIUS (1)	10,100	10,400	-2.9%
USAHS (2)	4,420	-	NM
Total	46,520	40,400	15.1%

REVENUE

•
For the quarter ended September 30, 2025, revenue increased 24.8% to $211.9 million compared to revenue of $169.8 million for the prior year quarter.
•
For the year to date ended September 30, 2025, revenue increased 25.7% to $634.5 million compared to revenue of $504.8 million for the prior year to date.

	For the Quarter Ended September 30,			For the Year to Date Ended September 30,
Revenue ($ in thousands)	2025	2024	% Change	2025	2024	% Change
CTU	$117,069	$112,275	4.3%	$347,622	$332,137	4.7%
AIUS	56,667	57,354	-1.2%	172,445	172,116	0.2%
USAHS (2)	37,971	-	NM	113,851	-	NM
Corporate and Other	165	199	NM	539	579	NM
Total	$211,872	$169,828	24.8%	$634,457	$504,832	25.7%

(1)
Total student enrollments do not include learners participating in: a) non-degree seeking and professional development programs, and b) degree seeking, non-Title IV, self-paced programs at our universities.
(2)
Perdoceo completed the acquisition of USAHS on December 2, 2024.

PRDO ANNOUNCES 3Q25 AND YEAR TO DATE RESULTS …PG 3

OPERATING INCOME

•
For the quarter ended September 30, 2025, operating income increased 13.8% to $51.0 million as compared to the prior year quarter.

•
For the year to date ended September 30, 2025, operating income increased by 12.4% to $154.1 million as compared to the prior year to date.

	For the Quarter Ended September 30,			For the Year to Date Ended September 30,
Operating Income ($ in thousands)	2025	2024	% Change	2025	2024	% Change
CTU	$47,762	$44,742	6.7%	$141,369	$131,611	7.4%
AIUS	9,257	8,520	8.7%	31,973	28,909	10.6%
USAHS (1)	66	-	NM	(1,958)	-	NM
Corporate and Other	(6,126)	(8,468)	NM	(17,299)	(23,442)	NM
Total	$50,959	$44,794	13.8%	$154,085	$137,078	12.4%

(1)
Perdoceo completed the acquisition of USAHS on December 2, 2024.

ADJUSTED OPERATING INCOME

The Company believes it is useful to present non-GAAP financial measures, such as adjusted operating income, which exclude certain significant and non-cash items, as a means to better understand its operating performance. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

•
For the quarter ended September 30, 2025, adjusted operating income of $61.0 million increased 27.4% compared to adjusted operating income of $47.8 million for the prior year quarter.

•
For the year to date ended September 30, 2025, adjusted operating income of $186.1 million increased 27.2% compared to adjusted operating income of $146.2 million for the prior year to date.

	For the Quarter Ended September 30,		For the Year to Date Ended September 30,
Adjusted Operating Income ($ in thousands)	2025	2024	2025	2024
Operating income	$50,959	$44,794	$154,085	$137,078

Depreciation and amortization	10,015	3,053	31,970	9,138

Adjusted Operating Income	$60,974	$47,847	$186,055	$146,216

Increase (Decrease)	27.4%		27.2%

PRDO ANNOUNCES 3Q25 AND YEAR TO DATE RESULTS …PG 4

NET INCOME, EARNINGS PER DILUTED SHARE AND ADJUSTED EARNINGS PER DILUTED SHARE

For the quarter ended September 30, 2025, the Company recorded:

•
Net income of $39.9 million compared to $38.3 million for the prior year quarter.
•
Earnings per diluted share of $0.60 compared to $0.57 for the prior year quarter.
•
Adjusted earnings per diluted share of $0.65 compared to $0.59 for the prior year quarter. (See the GAAP to non-GAAP reconciliation attached to this press release for further details.)

For the year to date ended September 30, 2025, the Company recorded:

•
Net income of $124.6 million compared to $116.1 million for the prior year to date.
•
Earnings per diluted share of $1.87 compared to $1.73 for the prior year to date.
•
Adjusted earnings per diluted share of $2.02 compared to $1.77 for the prior year to date. (See the GAAP to non-GAAP reconciliation attached to this press release for further details.)

	For the Quarter Ended September 30,		For the Year to Date Ended September 30,
	2025	2024	2025	2024
Net income ($ in thousands)	$39,850	$38,255	$124,566	$116,126
Earnings per diluted share	$0.60	$0.57	$1.87	$1.73
Adjusted earnings per diluted share	$0.65	$0.59	$2.02	$1.77

PRDO ANNOUNCES 3Q25 AND YEAR TO DATE RESULTS …PG 5

CAPITAL ALLOCATION

During the year to date ended September 30, 2025, the Company repurchased 2.3 million shares of its common stock for $66.7 million at an average price of $29.07 per share and during the quarter ended September 30, 2025, the Company repurchased 0.7 million shares for $20.6 million at an average price of $31.27 per share.

On October 31, 2025 the board of directors declared a quarterly dividend of $0.15 per share, which will be paid on December 12, 2025 for holders of record of common stock as of November 28, 2025. Any decision to pay future cash dividends, however, will be made by the board of directors and depend on the Company’s available retained earnings, financial condition and other relevant factors. The Company expects quarterly dividend payments to be an integral and growing part of its balanced capital allocation strategy that also prioritizes investments in student support and technology projects, as well as evaluating future acquisitions and share repurchases.

BALANCE SHEET AND CASH FLOW

•
For the quarter ended September 30, 2025, net cash provided by operating activities was $41.2 million, compared to net cash provided by operating activities of $51.0 million for the prior year quarter.
•
For the year to date ended September 30, 2025, net cash provided by operating activities was $185.1 million, compared to net cash provided by operating activities of $144.0 million for the prior year to date.
•
As of September 30, 2025 and December 31, 2024, cash, cash equivalents, restricted cash and available-for-sale short-term investments totaled $668.6 million and $591.5 million, respectively.

	For the Quarter Ended September 30,			For the Year to Date Ended September 30,
Selected Cash Flow Items ($ in thousands)	2025	2024	% Change	2025	2024	% Change
Net cash provided by operating activities	$41,225	$50,978	-19.1%	$185,130	$143,995	28.6%
Capital expenditures	$1,853	$975	90.1%	$6,342	$2,997	111.6%

PRDO ANNOUNCES 3Q25 AND YEAR TO DATE RESULTS …PG 6

OUTLOOK

The Company is providing the following fourth quarter and full year outlook, subject to the key assumptions identified below. Please see the GAAP to non-GAAP reconciliation for adjusted operating income and adjusted earnings per diluted share attached to this press release for further details.

	Total Company Outlook
	For the Quarter Ending December 31,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2025	2024	2025	2024
Operating Income	$38.1M - $40.1M	$37.2M	$192.2M - $194.2M	$174.3M

Depreciation and amortization	$9.8M	$5.5M	$41.8M	$14.6M

Adjusted Operating Income	$47.9M - $49.9M	$42.7M	$234.0M - $236.0M	$188.9M

Earnings Per Diluted Share	$0.48 - $.50	$0.47	$2.35 - $2.37	$2.19

Amortization of acquired intangible assets	0.06	0.03	0.26	0.09
Tax effect of adjustments	(0.01)	(0.01)	(0.07)	(0.02)

Adjusted Earnings Per Diluted Share	$0.53 - $0.55	$0.49	$2.54 - $2.56	$2.26

Operating income, which is the most directly comparable GAAP measure to adjusted operating income, and earnings per diluted share, which is the most directly comparable GAAP measure to adjusted earnings per diluted share, may not follow the same trends stated in the outlook above because of adjustments made for certain non-cash items. The operating income, adjusted operating income, earnings per share and adjusted earnings per share outlook provided above for 2025 are based on the following key assumptions and factors, among others: (i) prospective student interest in the Company’s programs and trends in student retention and engagement remain consistent with management’s recent experiences and future expectations, (ii) no significant impact from current or future federal budget reconciliation or other legislative processes on the availability of current levels of federal student aid or the conditions associated with participating in such aid programs, (iii) no significant impact from new or proposed regulations, or from updated interpretations of current regulations, administrative actions by or changes in the structure of federal agencies or other adverse changes in the legal or regulatory environment, including government shutdowns, which may require operational changes in the way the Company’s academic institutions attract, connect with, enroll, support and educate current and prospective students, among other impacts, (iv) no significant operating impacts from the settlement with the U.S. Federal Trade Commission or other legal or regulatory matters, (v) no material disruptions to the availability of the current levels of federal student aid whether due to the restructuring of federal agencies, government shutdowns, staffing related changes or layoffs or changes to congressional funding priorities, (vi) earnings per diluted share outlook assumes an effective income tax rate of approximately 27.0% for the fourth quarter and approximately 26.5% for the full year, and (vii) excludes any future impact from the Company’s stock repurchase program. Although these estimates and assumptions are based upon management’s good faith beliefs regarding current and future circumstances and actions that may be undertaken, actual results could differ materially from these estimates. In addition, decisions the Company makes in the future as it continues to evaluate diverse strategies to enhance stockholder value may impact the outlook provided above.

PRDO ANNOUNCES 3Q25 AND YEAR TO DATE RESULTS …PG 7

CONFERENCE CALL INFORMATION

Perdoceo Education Corporation will host a conference call on Tuesday, November 4, 2025 at 5:00 p.m. Eastern time to discuss third quarter and year to date 2025 results and 2025 outlook. Interested parties can access the live webcast of the conference call at www.perdoceoed.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 1-800-715-9871 (domestic) or 1-646-307-1963 (international). Both dial-in numbers will use the access code 4671240. Viewers can also access the conference call by following this link https://events.q4inc.com/attendee/713147017. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.perdoceoed.com in the Investor Relations section of the website.

ABOUT PERDOCEO EDUCATION CORPORATION

Perdoceo’s accredited academic institutions offer a quality postsecondary education to a diverse student population, with fully online, campus-based and hybrid learning programs. The Company’s academic institutions – Colorado Technical University (“CTU”), the American InterContinental University System (“AIUS” or “AIU System”) and University of St. Augustine for Health Sciences ("USAHS") – provide degree programs from the associate through doctoral level as well as non-degree seeking and professional development programs. Our academic institutions offer students industry-relevant and career-focused academic programs that are designed to meet the educational needs of today’s busy adults. CTU and AIUS continue to show innovation in higher education, advancing personalized learning technologies like their intellipath® learning platform and using data analytics and technology to serve and educate students while enhancing overall learning and academic experiences. USAHS prepares medical professionals to provide quality medical care to communities across the country primarily through its graduate health sciences degree offerings in physical therapy, occupational therapy, speech language therapy and nursing, as well as continuing education programs. Perdoceo's academic institutions are committed to providing quality education that closes the gap between learners who seek to advance their careers and employers and communities needing a qualified workforce. For more information, please visit www.perdoceoed.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “believe,” “will,” “expect,” “continue,” “outlook,” “remain,” “focused on,” “should” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and results of operations, include, but are not limited to, the following: declines in enrollment or interest in our programs or our ability to attract and connect with prospective students; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the new 90-10, gainful employment, financial responsibility and administrative capability standards prescribed by the U.S. Department of Education, the "Department"), as well as applicable accreditation standards and state regulatory requirements; the impact of various versions of “borrower defense to repayment” regulations; the final outcome of various legal challenges to the Department's loan discharge and forgiveness efforts; rulemaking or changing interpretations of existing regulations, guidance or historical practices by the Department, or any state or accreditor and increased focus by Congress and governmental agencies on, or increased negative publicity about, for-profit education institutions; the impact of any federal budget reconciliation or other legislative process on the availability of current levels of federal student aid or the conditions associated with participating in such aid programs; the success of our initiatives to improve student experiences, retention and academic outcomes; our continued ability to participate in educational assistance programs for key employers, veterans or other military personnel; our ability to pay dividends on our common stock and execute our stock repurchase program; increased competition; the impact of management changes; and changes in the overall U.S. economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and its subsequent filings with the Securities and Exchange Commission.

###

PRDO ANNOUNCES 3Q25 AND YEAR TO DATE RESULTS …PG 8

CONTACT

Investors:

Alpha IR Group

Nick Nelson or Daniel Naik

(312) 445-2870

PRDO@alpha-ir.com

or

Media:

Perdoceo Education Corporation

(847) 585-2600

media@perdoceoed.com

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	December 31,
	2025	2024
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$159,470	$109,130
Restricted cash	21,309	22,623
Short-term investments	487,843	459,795
Total cash and cash equivalents, restricted cash and short-term investments	668,622	591,548

Student receivables, net	41,302	22,807
Receivables, other	6,148	5,330
Prepaid expenses	15,877	16,910
Inventories	4,016	3,388
Other current assets	188	171
Total current assets	736,153	640,154

NON-CURRENT ASSETS:
Property and equipment, net	85,194	95,508
Right of use assets, net - operating	45,050	50,099
Right of use assets, net - finance	11,538	15,375
Goodwill	258,191	258,012
Intangible assets, net	82,120	95,006
Student receivables, net	4,868	6,195
Deferred income tax assets, net	68,774	68,774
Other assets	7,496	7,911
TOTAL ASSETS	$1,299,384	$1,237,034

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Lease liability - operating	$5,750	$7,792
Lease liabilities - finance	5,334	5,466
Accounts payable	20,218	12,805
Accrued expenses:
Payroll and related benefits	38,989	35,059
Advertising and marketing costs	7,588	8,135
Income taxes	10,670	4,926
Other	16,295	21,239
Deferred revenue	59,796	36,740
Total current liabilities	164,640	132,162

NON-CURRENT LIABILITIES:
Lease liability - operating	46,014	50,224
Lease liabilities - finance	7,518	11,555
Sale lease-back financing	56,878	-
Construction financing	-	56,500
Other liabilities	26,483	27,057
Total non-current liabilities	136,893	145,336

STOCKHOLDERS' EQUITY:
Preferred stock	-	-
Common stock	921	910
Additional paid-in capital	717,385	707,212
Accumulated other comprehensive income	1,230	166
Retained earnings	692,761	595,672
Treasury stock	(414,446)	(344,424)
Total stockholders' equity	997,851	959,536
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,299,384	$1,237,034

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Quarter Ended September 30,
	2025	% of Total Revenue	2024	% of Total Revenue
REVENUE:
Tuition and fees, net	$210,674	99.4%	$168,442	99.2%
Other	1,198	0.6%	1,386	0.8%
Total revenue	211,872		169,828
OPERATING EXPENSES:
Educational services and facilities	49,141	23.2%	28,287	16.7%
General and administrative	101,757	48.0%	93,694	55.2%
Depreciation and amortization	10,015	4.7%	3,053	1.8%
Total operating expenses	160,913	75.9%	125,034	73.6%
Operating income	50,959	24.1%	44,794	26.4%
OTHER INCOME:
Interest income	6,652	3.1%	7,702	4.5%
Interest expense	(1,592)	-0.8%	(82)	0.0%
Miscellaneous income (expense)	2	0.0%	(52)	0.0%
Total other income	5,062	2.4%	7,568	4.5%
PRETAX INCOME	56,021	26.4%	52,362	30.8%
Provision for income taxes	16,171	7.6%	14,107	8.3%

NET INCOME	39,850	18.8%	38,255	22.5%

NET INCOME PER SHARE - BASIC:	$0.62		$0.58

NET INCOME PER SHARE -DILUTED:	$0.60		$0.57

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	64,647		65,699
Diluted	66,007		67,312

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	For the Quarter Ended September 30,
(In Thousands)	2025		2024
NET INCOME	$39,850		$38,255
OTHER COMPREHENSIVE INCOME, net of tax:
Foreign currency translation adjustments	-		46
Unrealized gain on investments	508		3,243
Total other comprehensive income	508		3,289
COMPREHENSIVE INCOME	$40,358		$41,544

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Year to Date Ended September 30,
	2025	% of Total Revenue	2024	% of Total Revenue
REVENUE:
Tuition and fees, net	$630,897	99.4%	$500,844	99.2%
Other	3,560	0.6%	3,988	0.8%
Total revenue	634,457		504,832
OPERATING EXPENSES:
Educational services and facilities	147,924	23.3%	85,661	17.0%
General and administrative	300,478	47.4%	270,487	53.6%
Depreciation and amortization	31,970	5.0%	9,138	1.8%
Asset impairment	-	0.0%	2,468	0.5%
Total operating expenses	480,372	75.7%	367,754	72.8%
Operating income	154,085	24.3%	137,078	27.2%
OTHER INCOME:
Interest income	19,588	3.1%	21,685	4.3%
Interest expense	(4,885)	-0.8%	(529)	-0.1%
Miscellaneous expense	(24)	0.0%	(7)	0.0%
Total other income	14,679	2.3%	21,149	4.2%
PRETAX INCOME	168,764	26.6%	158,227	31.3%
Provision for income taxes	44,198	7.0%	42,101	8.3%

NET INCOME	124,566	19.6%	116,126	23.0%

NET INCOME PER SHARE - BASIC:	$1.91		$1.77

NET INCOME PER SHARE -DILUTED:	$1.87		$1.73

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	65,215		65,622
Diluted	66,510		67,110

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	For the Year to Date Ended September 30,
(In Thousands)	2025		2024
NET INCOME	$124,566		$116,126
OTHER COMPREHENSIVE INCOME, net of tax:
Foreign currency translation adjustments	-		7
Unrealized gain on investments	1,064		2,227
Total other comprehensive income	1,064		2,234
COMPREHENSIVE INCOME	$125,630		$118,360

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year to Date Ended September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$124,566	$116,126
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairment	-	2,468
Depreciation and amortization expense	31,970	9,138
Bad debt expense	20,928	21,364
Compensation expense related to share-based awards	8,603	7,385
Deferred income taxes	-	794
Changes in operating assets and liabilities	(937)	(13,280)
Net cash provided by operating activities	185,130	143,995

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(303,248)	(266,842)
Sales of available-for-sale investments	278,926	277,111
Purchases of property and equipment	(6,342)	(2,997)
Business acquisition	854	-
Net cash (used in) provided by investing activities	(29,810)	7,272

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	1,581	2,170
Purchase of treasury stock	(66,721)	(6,769)
Payments of employee tax associated with stock compensation	(7,544)	(3,435)
Payments of cash dividends and dividend equivalents	(27,383)	(23,156)
Release of cash held in escrow	(300)	(276)
Earnout payments for business acquisition	(1,757)	-
Principal payments for finance lease	(3,681)	-
Principal payments for failed sale leaseback	(489)	-
Net cash used in financing activities	(106,294)	(31,466)
NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	49,026	119,801
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of the period	131,753	119,021
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of the period	$180,779	$238,822

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands, unless otherwise noted)

	For the Quarter Ended September 30,		For the Year to Date Ended September 30,
	ACTUAL		ACTUAL
Adjusted Operating Income	2025	2024	2025	2024
Operating income	$50,959	$44,794	$154,085	$137,078

Depreciation and amortization (2)	10,015	3,053	31,970	9,138

Adjusted Operating Income	$60,974	$47,847	$186,055	$146,216

	For the Quarter Ending December 31,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2025	2024	2025	2024

Operating income	$38.1M - $40.1M	$37,175	$192.2M - $194.2M	$174,253

Depreciation and amortization (2)	9.8M	5,507	41.8M	14,645

Adjusted Operating Income	$47.9M - $49.9M	$42,682	$234.0M - $236.0M	$188,898

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

	For the Quarter Ended September 30,		For the Year to Date Ended September 30,
	ACTUAL		ACTUAL
	2025	2024	2025	2024
Earnings Per Diluted Share	$0.60	$0.57	$1.87	$1.73

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	0.06	0.02	0.19	0.06
Total pre-tax adjustments	$0.06	$0.02	$0.19	$0.06
Tax effect of adjustments (3)	(0.01)	-	(0.04)	(0.02)
Total adjustments after tax	0.05	0.02	0.15	0.04
Adjusted Earnings Per Diluted Share	$0.65	$0.59	$2.02	$1.77

	For the Quarter Ending December 31,		For the Year to Date Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2025	2024	2025	2024
Earnings Per Diluted Share	$0.48 - $0.50	$0.47	$2.35 - $2.37	$2.19

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	0.06	0.03	0.26	0.09
Total pre-tax adjustments	0.06	$0.03	0.26	0.09
Tax effect of adjustments (3)	(0.01)	(0.01)	(0.07)	(0.02)
Total adjustments after tax	0.05	0.02	0.19	0.07
Adjusted Earnings Per Diluted Share	$0.53 - $0.55	$0.49	$2.54 - $2.56	$2.26

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

(1)
The Company believes it is useful to present non-GAAP financial measures, such as adjusted operating income, which may exclude certain non-cash items as a means to understand the core performance of its operations. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help better analyze the performance of its operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance.

The Company believes adjusted operating income and adjusted earnings per diluted share allow it to analyze and assess its operations and compare current operating results with the operational performance of other companies in its industry because it does not give effect to potential differences caused by items it does not consider reflective of underlying operating performance, such as depreciation and amortization. In the future the Company may incur expenses similar to the adjustments presented above and the presentation of adjusted operating income and adjusted earnings per diluted share should not be construed as an inference that the Company's future results will be unaffected by expenses that are unusual, non-routine or non-recurring. Adjusted operating income and adjusted earnings per diluted share have limitations as an analytical tool, and should not be considered in isolation, or as a substitute for net income, operating income, earnings per diluted share, or any other performance measure derived in accordance with and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of liquidity.

Non-GAAP financial measures, when viewed in a reconciliation to corresponding GAAP financial measures, provide an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business. Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

Results of operations include the USAHS acquisition as of December 2, 2024.

(2)
Amortization for acquired intangible assets relate to definite-lived intangible assets associated with acquisitions.
(3)
The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments.